FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) is to that certain Employment Agreement dated and effective as of August 7, 2007 (the “Agreement”), by and between William E. Alvarez, Jr. (“Executive”) and Patriot Capital Funding, Inc. (“Company”). By way of this First Amendment, effective this 23 day of July 2009, the following modifications shall be made to the Agreement, which modifications shall take precedence over any conflicting terms contained in the Agreement.

1. The definition of the term “Average Annual Bonus” contained in Section 8 of the Agreement is hereby deleted and in its place the following is inserted:

“Average Annual Bonus” means the average of the Annual Bonuses paid during the Term, plus the aggregate grant date fair value (as determined in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”) of restricted stock awarded during the Term.

2. Unless expressly modified, amended or superseded hereby, all terms, conditions and provisions of the Agreement shall remain in full force and effect.

4. This First Amendment and the Agreement represent the sole and exclusive understanding of the parties relating to the matters set forth herein and therein.

5. The terms of this First Amendment shall be governed and construed in all respects in accordance with the laws of the State of Connecticut.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and the Executive has executed this First Amendment as of the day and year first above written.

PATRIOT CAPITAL FUNDING, INC.

By:	/s/ Richard P. Buckanavage

Name:	Richard P. Buckanavage

Title:	President and Chief Executive Officer

EXECUTIVE
By:	/s/ William E. Alvarez, Jr.

Name:	William E. Alvarez, Jr.